[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

AMENDMENT NUMBER THREE

to the AUTOMATIC REINSURANCE AGREEMENT
Number 2553-15AY07
with Effective Date May 1, 2015

between

SYMETRA LIFE INSURANCE COMPANY
of West Des Moines, Iowa ("THE COMPANY")

and

OPTIMUM RE INSURANCE COMPANY
of Dallas, Texas ("OPTIMUM RE")

Respecting the addition of the Symetra Term 2018 for reinsurance on a facultative basis only, as THE COMPANY wishes to reinsure with OPTIMUM RE hereunder as needed for capacity, and
Also respecting the addition of the Symetra Protector IUL 1.0 plan, and also the revised versions of plans already covered under the Agreement, namely the Symetra Universal Life 2015, the Milestone VUL G, and the Accumulator IUL plans.

A.Schedule B Part 1 shall be replaced by the attached Schedule B Part 1 for the following revisions,
i.the Symetra Term 2018 has been added to the list of plans reinsured and indicated as “facultative only”; the associated YRT premium rate percentages have been added, effective September 1, 2018
ii.the Symetra Protector IUL 1.0 has been added to the list of plans reinsured, effective May 29, 2019
iii.the remaining revised universal life plans have been added to the list of plans reinsured, effective November 4, 2019
B.Schedule C shall be appended by Part 3 with the [REDACTED].
2. The terms and conditions of the Agreement are not changed in any way except as stated herein.

3. Signatures: This Amendment may be signed in counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument. Signatures delivered by PDF or other electronic transmission shall constitute original signatures.

In witness of the above, the parties have caused this Amendment to be executed by their duly authorized representatives.

SYMETRA LIFE INSURANCE COMPANY
By:

OPTIMUM RE INSURANCE COMPANY
By:

Re vised, Effective September 1, 2018

SCHEDULE B
PART 1    INDIVIDUAL LIFE

PLANS AND RIDERS REINSURED

Automatically Reinsured	Plans and Riders Reinsured	Reinsurance Effective Date
Plans
X	Classic Universal Life Plan	May 1, 2015
X	Symetra Universal Life 2015 Plan	May 1, 2015
X	Symetra Universa1 Life 2015 P1an (2017 cso product revision)	November 4, 2019
X	Milestone VUL-G Plan*	April 3, 2017
X	Milestone VUL-G Plan* (2017 CSO product revision)	November 4, 2019
X	Accumulator IUL 1.0 Plan	October 9, 2017
X	Accumulator IUL 2.0 P1an (2017 CSO product revision)	November 4, 2019
Facu1tative Only	Symetra Term 2018 Plans	September 1, 2018
X	Protector IUL 1.0 Plan**	May 29, 2019
Riders
X	Lapse Protection Benefit (LPB) Rider	May 1, 2015
X	Premier Rider	May 1 , 2015
X	20 Year Term Rider	May 1, 2015
X	Acceleration of Death Benefit - Terminal Illness	May 1, 2015
X	Acceleration of Death Benefit - Cognitive Impairment	May 1, 2015
X	Supplemental Protection Rider	October 9, 2017

[REDACTED]

PERCENTAGE OF MORTALITY TABLES

Reinsurance Premium Rates Effective May 1, 2015:

[REDACTED]

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

AMENDMENT NUMBER TWO

To the

AUTOMATIC REINSURANCE AGREEMENT

NUMBER:    2553-15AY07

between

SYMETRA LIFE INSURANCE COMPANY

777 108TH Avenue NE, Suite 1200

Bellevue, Washington 98004 (Administrative Office)

(hereinafter referred to as "THE COMPANY")

and

OPTIMUM RE INSURANCE COMPANY

1345 River Bend Drive, Suite 100

Dallas, TX 75247

(hereinafter referred to as "OPTIMUM RE")

Regarding clarification of expenses for claims which occur in the contestable period.

1.    Effective July 1, 2018, the parties agree to amend the Agreement to clarify OPTIMUM RE’s responsibility for its share of certain expenses for claims in the contestable period. Article 10, Claims, shall be replaced in its entirety as found in the attached Exhibit I to reflect revisions in 10.3, Authorization for Payment, and 10.7, Contest.

2. The terms and conditions of this Agreement are not changed in any way except as stated herein.

3. Signatures:    I n witness of the above,    this Amendment    is signed in duplicate on the dates indicated.

SYMETRA LIFE INSURANCE COMPANY
By:

OPTIMUM RE INSURANCE COMPANY
By:

Exhibit I

ARTICLE 10 - CLAIMS
Revised, Effective Ju1y 1, 2018

10.1.Claims Liability

OPTIMUM RE will be liable to THE COMPANY for the benefits reinsured hereunder to the same extent as THE COMPANY is liable to the insured for such benefits, and all reinsurance will be subject to the terms and conditions of the policy under which THE COMPANY is liable. OPTIMUM RE will also be liable for its proportionate share of interest on payment of the claim at the usual interest rate allowed by THE COMPANY.

10.2.Notice

THE COMPANY will notify OPTIMUM RE, as soon as reasonably possible, after it receives a claim on a policy reinsured under this Agreement. THE COMPANY will promptly provide OPTIMUM RE with copies of notification, claim papers and proofs.

For Joint Survivorship policies, if notified, THE COMPANY shall, as soon as reasonably possible, notify OPTIMUM RE upon the death of the first insured when death occurs within the contestable period.

For risks where OPTIMUM RE reinsures the life portion, but not the Waiver of Premium, THE COMPANY will notify OPTIMUM RE of any Waiver of Premium disability claim that occurs within the two (2) year contestability period. The intent of the notification is to allow OPTIMUM RE the opportunity to review the life risk to ensure that the contestability feature of the policy is not jeopardized.

It is THE COMPANY' s sole decision to determine whether a claim is payable.

10.3.Authorization £or Payment

OPTIMUM RE will accept THE COMPANY's decision on claim payment of amounts up to THE COMPANY'S automatic reinsurance limit as specified in SCHEDULE A. However, on claims which occur in the contestable period which were either ceded Facultatively or when the amount ceded to all reinsurers exceeds or is equal to the amount retained by THE COMPANY, THE COMPANY must obtain OPT I MUM RE’s non – binding opinion regarding the reinsurance liability prior to acknowledgment of its liability to the claimant. Upon notice and receipt of claims information, OPTIMUM RE will provide its non-binding opinion within ten (10) business days, or shorter if required by statute. If OPTIMUM RE fails to provide its non-binding opinion within five (5) business days, THE COMPANY shall follow-up with a written reminder to secure such opinion from OPTIMUM RE. If OPTIMUM RE further failsto provide its non-binding opinion within five (S) business days, or shorter if required by statute, of the follow-up written reminder, OPTIMUM RE will have been deemed to have agreed with the decision of THE COMPANY. For all other claims within the contestable period, OPTIMUM RE will accept THE COMPANY's decision on claim payment of amounts up to THE COMPANY'S automatic reinsurance limit as specified in SCHEDULE A. In addition, OPTIMUM RE will pay its share of third party expenses incurred by THE COMPANY in conjunction with the investigation of claims which occur in the contestable period.

10.4.    Adjusted Amounts

In the event of a change in the amount of THE COMPANY's liability on a reinsured policy due to a misstatement of age or sex, OPTIMUM RE's liability will change accordingly. The face amount of the reinsured policy will be adjusted from the inception of the policy and OPTIMUM RE's liability will be calculated on the adjusted face amount, and any difference in premiums net of allowances will be settled without interest.

10.S Accelerated Amounts

OPTIMUM RE will participate in the acceleration of death benefits due to terminal illness or cognitive impairment, at no cost to the insured, by paying to THE COMPANY its proportionate share of the accelerated amount as a lump sum at the time of the acceleration. Upon death, the Reinsured Net Amount at Risk payable by OPTIMUM RE to THE COMPANY will be reduced by OPTIMUM RE' s portion of the accelerated amount.

10.6.    Payment

On death claims, OPTIMUM RE will promptly pay its share in a lump sum to THE COMPANY without regard to the form of claim settlement. OPTIMUM RE is not responsible for usual claim expenses that THE COMPANY incurs in claim settlement such as compensation of employees and routine investigative expenses.

[REDACTED]

10.7.Contest

THE COMPANY will advise OPTIMUM RE of its intention to contest, compromise or litigate a claim or rescind a contract involving reinsurance. Within ten (10) business days of having received all documents on the claim being contested, or earlier if judicially required, OPTIMUM RE will review the complete file and provide its written decision. If OPTIMUM RE agrees in writing with THE COMPANY'S intention, then OPTIMUM RE agrees to pay its share of the expenses incurred by THE COMPANY in contesting or investigating a claim on a reinsured policy or in rescinding a reinsured policy, in proportion to the respective liabilities of OPTIMUM RE and THE COMPANY and OPTIMUM RE agrees to pay its share of the remaining claim liability after contest, if any. Compensation of officers and employees of THE COMPANY is not deemed a claim expense.

If OPTIMUM RE fails to notify THE COMPANY in writing of its decision to contest, compromise or litigate a claim within ten (10) business days, or earlier if judicially or statutorily required, or declines to be a party to a claim contest, OPTIMUM RE will discharge any and all liability by payment of its full share of the claim to THE COMPANY according to the terms and conditions of this Agreement. [REDACTED]

10.8.Excess Damages

OPTIMUM RE will not participate in punitive, compensatory or statutory damages or penalties which are awarded against THE COMPANY as a result of an act, omission or course of conduct committed solely by THE COMPANY in connection with the insurance reinsured under this Agreement.

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

AMENDMENT NUMBER ONE

To the

AUTOMATIC REINSURANCE AGREEMENT

NUMBER:    2553-15AY07

between

SYMETRA LIFE INSURANCE COMPANY

777 108TH Avenue NE, Suite 1200

Bellevue, Washington 98004 (Administrative Office)

(hereinafter referred to as "THE COMPANY")

and

OPTIMUM RE INSURANCE COMPANY

1345 River Bend Drive, Suite 100

Dallas, TX 75247

(hereinafter referred to as "OPTIMUM RE")

Respecting reinsurance of Foreign National s increase in the retention limit for single risks and reinsurance of the Milestone VUL-G
1.0 plans.

and Non-U.S. Residents, an life and joint survivorship and Symetra Accumulator IUL

1.For new business issued on or after March 14, 2016, this Agreement shall be amended to include reinsurance of Foreign Nationals and Non-U.S. Residents. Article 1.1., Automatic Reinsurance, shall be amended and replaced by the following, and Schedule D shall be replaced by the attached revised Schedule D:

1.1.Automatic Reinsurance

On policies, supplementary benefits , or riders issued on U.S. or Canadian Residents, legal Permanent Residents, Foreign Nationals, or Non-U.S. Residents on the plan(s) indicated in SCHEDULE B, when THE COMPANY retains its maximum retention as outlined in SCHEDULE A, or otherwise holds its maximum retention on a life under the current policy and/or previously issued in-force policies, THE COMPANY will automatically cede to OPTIMUM RE its quota share of all excess coverages eligible for reinsurance under this Agreement and OPTIMUM RE will automatically accept these cessions up to the automatic reinsurance limits specified in SCHEDULE A. Acceptance of policies over the automatic reinsurance limit is subject to Article 1 . 2. Notwithstanding the foregoing, THE COMPANY may (i) reinsure retained amounts to its affiliates and (ii) [REDACTED]
The following risks are not eligible for automatic coverage:

A.A    risk exceeding automatic reinsurance    limit,    as    the specified in SCHEDULE A;
B.A jumbo risk, as defined in the Definition of Terms;

C.A risk where the complete underwriting evidence according to THE COMPANY'S published requirements, as provided to OPTIMUM RE per SCHEDULE 0, has not been obtained;

D.A risk where THE COMPANY'S normal underwriting standards were not applied;

E.A policy not containing both a standard contestable period and a standard suicide exclusion;

F.Any cession to be ceded to OPTIMUM RE at an effective date different from the original issue date of the policy;

G.Conversion or replacement of policies where OPTIMUM RE is not the original reinsurer and that such conversion or replacement is not considered new business as described in Article 9.3;

H.A risk which has been submitted on a facultative basis to OPTIMUM RE or any other reinsurer within the last three (3) years, unless the reason for any prior facultative submission was solely for capacity that may now be accommodated within the terms of this Agreement or that the medical reason for the original facultative submission no longer exists;

A.A risk where MIB was not run on the application; and

B.Foreign Nationals and Non-U.S. Residents that do not meet the criteria outlined in the Underwriting Guidelines for Foreign Nationals and Non-U.S. Residents specified in SCHEDULE D.

2.For new business issued on or after April 1, 2017, Schedule A, Retention and Reinsurance Limits, shall be amended and replaced by the attached to reflect an increase in the retention limit for single life and joint survivorship risks.

3.For new business issued on or after April 3, 2017, Schedule B, Part 1, Individual Life Plans and Riders Reinsured and Percentage of Mortality Tables, shall be amended to include for reinsurance the Milestone VUL-G plan as attached.

4.For new business issued on or after October 9, 2017, Schedule B, Part 1, Individual Life Plans and Riders Reinsured and Percentage of Mortality Tables, shall be amended to include for reinsurance the Symetra Accumulator IUL 1.0 plan as attached.

[Signature page follows.]

5.    Signatures    The terms and conditions of this Agreement are not changed in any way except as stated herein.

In witness of the above, this Amendment is signed in duplicate on the dates indicated.

SYMETRA LIFE INSURANCE COMPANY
By:

OPTIMUM RE INSURANCE COMPANY
By:

Revised

SCHEDULE A

(EFFECTIVE APRIL 1, 2017)
RETENTION AND REINSURANCE LIMITS SYMETRA LIFE INSURANCE COMPANY
THE COMPANY'S Retention Limit per Life

Single Life:
[REDACTED]

Joint Survivorship: THE COMPANY's Joint Survivorship retention is the maximum life retention available on any one life up to the maximum limits below.

[REDACTED]

For policies issued with the Estate Protection Rider (EPR), THE COMPANY will calculate its applicable retention on the total policy Net Amount at Risk and allocate its retention proportionally between the base policy and rider based on the at issue proportion of base policy Net Amount at Risk and rider Net Amount at Risk to base plus rider Net Amount at Risk. It is further understood that upon expiry of the EPR, THE COMPANY's retention will be fully applied to the base policy.

It is further understood that THE COMPANY's Retention on any given policy will remain constant, such that any change in the policy Net Amount at Risk due to changes in the policy's cash value will be allocated to the reinsured Net Amount at Risk.

Revised

SCHEDULE A (continued)

(EFFECTIVE APRIL 1, 2017)

RETENTION AND REINSURANCE LIMITS

SYMETRA LIFE INSURANCE COMPANY

LIFE

OPTIMUM RE's Reinsurance
Pool. Share    [REDACTED] of the Reinsured
Net Amount at Risk

OPTIMUM RE's Automatic Reinsurance Limit per Life

[REDACTED]

For Joint Survivorship policies, that which is attributable to Reinsurance Limit.

OPTIMUM RE's Automatic Reinsurance Limit is the insured with the

For policies issued ·with the Estate Preservation Rider (EPR), the Reinsured Net Amount at Risk will be allocated proportionally between the base policy and rider based on the at issue proportion of base policy Reinsured Net Amount at Risk and rider Reinsured Net Amount at Risk to base plus rider Reinsured Net Amount at Risk. It is further understood that upon expiry of the EPR, THE COMPANY's retention will be fully applied to the base policy.

[REDACTED]

Revised

SCHEDULE A (continued)

(EFFECTIVE APRIL 1, 2017)

RETENTION AND REINSURANCE LIMITS

SYMETRA LIFE INSURANCE COMPANY

LIFE

Jumbo Limit [REDACTED]

For survivorship policies, the Jumbo Limit is based on:

[REDACTED]

Minimum Cession    $0

Revised

SCHEDULE B    -    PART 1

INDIVIDUAL LIFE PLANS AND RIDERS REINSURED AND PERCENTAGE OF MORTALITY TABLES

REINSURANCE EFFECTIVE DATE
OF PLANS AND RIDERS

PLANS AND RIDERS REINSURED

May 1, 2015	CLASSIC UNIVERSAL LIFE PLAN
May 1, 2015	SYMETRA UNIVERSAL LIFE 2015 PLAN
May 1, 2015	LAPSE PROTECTION BENEFIT (LPB) RIDER
May 1, 2015	PREMIER RIDER
May 1, 2015	20 YEAR TERM RIDER
May 1, 2015	ACCELERATION OF DEATH BENEFIT DUE TO TERMINAL ILLNESS
May 1, 2015	ACCELERATION OF DEATH BENEFIT DUE TO COGNITIVE IMPAIRMENT
APRIL 3, 2017	M ILESTONE VUL-G PLAN*
OCTOBER 9, 2017	SYMETRA ACCUMULATOR IUL 1.0 PLAN
OCTOBER 9, 2017	SUPPLEMENTAL PROTECTION RIDER

[REDACTED]

Revised
SCHEDULE B - PART 1 (Continued)

INDIVIDUAL LIFE PLANS AND· RIDERS REINSURED
AND PERCENTAGE OF MORTALITY TABLES

REINSURANCE PREMIUM PERCENTAGES APPLIED TO THE
[REDACTED] MORTALITY TABLES SPECIFIED IN SCHEDULE C, PART 1 AND PART 2

Effective for New Business issued on and after May 1, 2015

[REDACTED]

After applying the above percentages to the mortality tables specified in Schedule C, multiply these by the Reinsured Net Amount at Risk per thousand.

Revised

SCHEDULED

(EFFECTIVE MARCH 14, 2016)

RETENTION LIMIT, APPLICABLE FORMS, PREMIUM RATES AND UNDERWRITING GUIDELINES

THE COMPANY affirms that its retention schedule, underwriting guidelines, issuance rules, premium rates and policy forms applicable to the reinsured policies and in effect as of the effective date of this Agreement have been supplied to OPTIMUM RE or will be supplied to OPTIMUM RE, upon request, within five (5) business days, and have been approved by OPTIMUM RE. This includes:

a.Policy Application Forms
b.Underwriting Manual and Agent's Guide
c.Policy Delivery and Reinstatement Rules
d.Medical and Non-Medical Requirements
e.Financial Questionnaires
f.Tobacco Use Guidelines
g.Preferred Underwriting Guidelines
h.Practices and applicable forms in compliance with current Medical Information Bureau (MIB) guidelines
i. Foreign National Guidelines

Any proposed material changes to THE COMPANY'S underwriting rules or guidelines are subject to the provisions of Article 7.1 of this Agreement.